                                                                 EXHIBIT 10.14

                                     FORM OF
                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$500,000.00                                                   December 31, 2001
                                                                Cleveland, Ohio

        FOR VALUE RECEIVED, the undersigned, ______________________ ("Maker"), hereby promises to pay to the order of HAWK CORPORATION, a Delaware corporation, or any successor thereof ("Holder"), the principal amount of Five Hundred Thousand Dollars ($500,000.00), payable on July 1, 2005, unless sooner due as provided herein, and to pay interest (computed on the basis of a 365-day year based on the actual number of days elapsed) on the outstanding principal balance hereof at the Prime Rate (as defined in the Credit Agreement dated May 1, 1998, among Hawk Corporation, the Lending Institutions named therein and KeyBank National Association, as amended to the date hereof and as may be further amended or modified, refunded, replaced or refinanced from time to time), subject to the limitations set forth below.

        This Amended and Restated Promissory Note evidences and amends and restates, but does not extinguish or satisfy a pre-existing indebtedness of Maker to Holder heretofore evidenced by a promissory note in the principal amount of Eight Hundred Two Thousand One Hundred Thirty One Dollars and Seventy Five Cents ($802,131.75) dated June 30, 1995, as amended, Three Hundred Two Thousand One Hundred Thirty One Dollars and Seventy Five Cents ($302,131.75) of which has been paid by Maker to Holder. Nothing in this Amended and Restated Promissory Note shall constitute or be deemed to constitute a novation.

        This Amended and Restated Promissory Note is due and payable as follows:

        1. Interest shall accrue from the date hereof and shall be payable quarterly in arrears on the first day of April, July, October and January of each year, commencing October 1, 1995, until the principal sum hereof is paid in full (whether by prepayment, maturity, acceleration or otherwise). Interest for any period less than a full quarter shall accrue on a day-to-day basis and shall be computed on the basis of a 365-day year. Notwithstanding the foregoing, in the event that, at any time or from time to time prior to the maturity of this Amended and Restated Promissory Note, Holder fails to declare or timely pay any quarterly dividend on any class, or series of any class, of the preferred stock, par value $0.01 per share, of Holder ("Preferred Stock"), then the next quarterly interest payment due hereunder shall be added to the outstanding principal balance hereof and shall thereafter bear interest at the base rate set forth above until paid.

        2. In the event that Holder redeems any or all of the shares of any class, or series of any class, of Preferred Stock prior to the maturity of this Amended and Restated Promissory Note, then Maker shall be obligated, without notice or demand, and without premium or penalty, to prepay a portion of the outstanding principal balance hereof equal to the aggregate redemption price that Holder pays, directly or indirectly, to Maker for the shares of such class or series of Preferred Stock that Holder redeems, directly or indirectly, from Maker.

        3. Maker may, at any time or from time to time, prepay all or any part of the amounts due hereunder without premium or penalty; provided, however, that any prepayment shall be applied first against accrued interest, if any, and then against the outstanding principal balance hereof (including any interest accrued and added to principal).

        4. All payments on or in respect of this Amended and Restated Promissory Note shall be made to Holder, by 5:00 p.m. on the due date of each such payment, at 200 Public Square, Suite 30-5000,

Cleveland, Ohio 44114, or, at the option of Holder, at such other place as Holder may, at any time or from time to time, designate to Maker in writing.

        5. In the event that the outstanding principal balance (including any interest accrued and added to principal) or any payment of interest due hereunder is not paid in full on the due date thereof, and such default continues for a period of ten (10) days after receipt of written notice thereof from Holder to Maker, then the outstanding principal balance of this Amended and Restated Promissory Note, together with all accrued and unpaid interest thereon, shall at once become due and payable at the option of Holder, without notice or demand, and Holder shall be entitled to exercise any rights and remedies available to Holder under this Amended and Restated Promissory Note and applicable law. Interest on such accelerated amount shall accrue from the date of default until such amount and any accrued and unpaid interest thereon is paid in full at the rate of 2.0% per annum above the Prime Rate set forth above, but in no event in excess of the maximum permitted by applicable law. Any such interest shall be computed on the basis of a 365-day year based on the actual number of days elapsed.

        6. IN THE EVENT THIS AMENDED AND RESTATED PROMISSORY NOTE IS PLACED IN THE HANDS OF AN ATTORNEY FOR COLLECTION, OR SUIT IS BROUGHT ON THE SAME, OR THE SAME IS COLLECTED THROUGH BANKRUPTCY OR OTHER JUDICIAL PROCEEDINGS, THEN MAKER AGREES AND PROMISES TO PAY ALL ATTORNEYS' FEES AND COLLECTION COSTS, INCLUDING ALL OUT-OF-POCKET EXPENSES, REASONABLY INCURRED BY HOLDER.

        7. Any demand or notice hereunder to Maker may be made by delivering the same to the address of Maker last known to Holder, or by mailing the same by regular U.S. mail, postage prepaid, to said address, or by transmitting the same by telecopier, answerback received, to the telecopier number of Maker last known to Holder, with the same effect as if delivered to Maker in person.

        8. This Amended and Restated Promissory Note has not been registered under the Securities Act of 1933, as amended (the "Act"), and therefore Holder may not sell, assign or transfer this Amended and Restated Promissory Note unless Maker has received an opinion from counsel acceptable to Maker that such sale, assignment or transfer will not violate any applicable securities laws. Maker is not under any obligation to register this Amended and Restated Promissory Note under either the Act or any state securities laws.

        9. This Amended and Restated Promissory Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio, without regard to conflicts of law principles.

        10. The provisions hereof shall inure to the benefit of, and shall be binding upon, Holder, Maker and their respective successors and permitted assigns.

        IN WITNESS WHEREOF, Maker has executed this Amended and Restated Promissory Note on the date first set forth above.


-------------------------------------